SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) September 12, 2001
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                           Denmark Bancshares, Inc.
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            (Exact name of registrant as specified in its charter)

Commission File Number 0-21554

   Wisconsin                                              39-1472124
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(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation)

       103 East Main Street, Denmark, Wisconsin                      54208
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       (Address of principal executive offices)                  (Zip Code)

920-863-2161
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             (Registrant's telephone number, including area code)

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         (Former name or former address, if changed since last report)






Item 5. Other Events.

In late July, a commercial borrower deeded commercial real estate property to the bank in lieu of foreclosure by the Bank. The borrower also surrendered personal property consisting mainly of used automobiles and automobile parts to the bank. Loans to this borrower were approximately $2.6 million. Valuation of the property surrendered has been completed and resulted in a charge-off of $1.2 million. Management, in the June 30, 2001, quarterly report filed with the Securities and Exchange Commission on Form 10-Q, previously estimated the charge-off would approximate $500,000.

As of September 11, 2001, third quarter charge-offs are $1,239,364. Management expects the Company's provision for loan losses for the quarter ended September 30, 2001, will be $861,000 compared to $82,500 for the third quarter of 2000. The anticipated provision for loan losses for the nine months ended September 30, 2001, will be $1,146,500 compared to $247,500 for the nine months ended September 30, 2000.




                             SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                	Denmark Bancshares, Inc.
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                                  	(Registrant)


Date:  September 12, 2001        	/s/ Dennis J. Heim
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                                	Dennis J. Heim
					Vice President and Treasurer,
					Principal Financial and
					Accounting Officer